Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 23, 2018, in the Registration Statement (Form N-1A) of Evermore Funds Trust for the year ended December 31, 2017, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-162066).

Minneapolis, Minnesota
April 24, 2018